Exhibit 4.19

CONFIDENTIAL TREATMENT REQUESTED – REDACTED COPY Confidential Treatment has been requested for portions of this Exhibit.
Confidential portions of this Exhibit are designated by [*****].
A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.
AMENDMENT N° 3
to the
A330 NEO PURCHASE AGREEMENT
between
AIRBUS S.A.S.
and
AZUL FINANCE LLC

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AMENDMENT N°3 TO THE A330 NEO PURCHASE AGREEMENT
This amendment N°3 (hereinafter referred to as the “Amendment N°3”) is entered into on July 19, 2024, between:
AIRBUS S.A.S., a société par actions simplifiée, a company duly created and existing under French law, having its registered office at 2 rond-point Emile Dewoitine, 31700 Blagnac, France (the “Seller”);
and
AZUL FINANCE LLC, a company incorporated and existing under the laws of the State of Delaware having its registered office in Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (the “Buyer”).
The Buyer and the Seller being together the “Parties” and each a “Party”.
WHEREAS
A.    The Buyer and the Seller entered into an A330 NEO Purchase Agreement dated October 28, 2022 (the “Purchase Agreement”) for the sale by the Seller and the purchase by the Buyer of three (3) A330 NEO Aircraft (together with its Exhibits, Appendices and Letter Agreements, and as amended and supplemented from time to time, the “Agreement”);
B.    The Buyer and the Seller entered into an amendment No.1 to the Agreement (the “Amendment Nº1”), [*****].
C.    The Buyer and the Seller entered into an amendment No.2 to the Agreement (the “Amendment N°2”), [*****].
D.    Subject to the terms and conditions of this Amendment N°3, the Buyer and the Seller now wish to enter into an agreement to defer [*****] pursuant to the exercise by the Buyer of its deferral right.
NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.
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1.    DEFINITIONS
1.1    Capitalized terms used herein (including the recitals) and not otherwise expressly defined in this Amendment N°3 shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Amendment Nº3.
2.    DEFERRAL OF [*****]
2.1    Further to the Buyer’s exercise of its Deferral Right in respect of [*****] the Parties hereby agree to modify the Schedule Delivery Period of such [*****] from its original Scheduled Delivery Period (the “Original Scheduled Delivery Period”) to its revised Scheduled Delivery Period (the “Revised Scheduled Delivery Period”), as set out below (the “[*****] Rescheduling”).

Rank	Original Scheduled Delivery Period	Revised Scheduled Delivery Period
[*****]	[*****]	[*****]
2.2    Notwithstanding Clause 1 (ii) of the Second Amended and Restated Letter Agreement No.5, the Seller agrees to extend the deferral period beyond [*****] as set out in Clause 2.1 herein.
2.3    As a result of the [*****] Rescheduling, the Buyer shall have no further right to defer [*****] under the Agreement unless the Parties agree otherwise in writing.
2.4    Upon execution of this Amendment No.3, the Buyer shall promptly inform the Propulsion Systems Manufacturer and the BFE suppliers about the [*****] Rescheduling.
3.    PREDELIVERY PAYMENTS
3.1    Notwithstanding Clause 6.3.2 of the Agreement (as amended by the Second Amended and Restated Letter Agreement N°3 to the Agreement), for the purpose of Clause 6.3 of the Agreement in respect of [*****], the “Scheduled Delivery Period” of such [*****] shall refer to the Revised Scheduled Delivery Period as defined above.
4.    PRICE REVISION PROTECTION
4.1    The Parties hereby agree that Letter Agreement No.2 to the Agreement is hereby deleted in its entirety and replaced by the Amended and Restated Letter Agreement No.2 attached to this Amendment No.3.

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.
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5.    NO RE-EXPORT TO RUSSIA
5.1    The Parties agree that Clause 12.2 of the Agreement shall be deleted in its entirety and replaced by the following quoted text:
QUOTE
12.2    SANCTIONS AND EXPORT CONTROL
12.2A    General Sanctions and Export Control
Each Party represents to the other as at the date hereof that neither it nor any of its Affiliates is a Sanctioned Person and undertakes at all times to conduct its business in compliance with all applicable Sanction and Export Control Laws.
If, at any time following the signature of this Agreement, (i) a Party or any of its Affiliates becomes a Sanctioned Person or (ii) the performance of a Party’s obligations under this Agreement would constitute a breach of Sanctions and Export Control Laws (each a “Sanctions Event”), then the affected Party shall promptly notify the other Party and the Parties shall, to the extent permitted by applicable Sanctions and Export Control Laws, consult with each other with a view to mitigating the effects of such Sanctions Event. During such consultation:
a)    in the case of paragraph (i) above, the Party that has not become a Sanctioned Person; and
b)    in the case of paragraph (ii) above, the Party hose performance under this Agreement would constitute a breach of Sanctions and Export Control laws, shall, in each case, have the right to suspend the performance of its obligations under this Agreement at any time following the occurrence of a Sanctions Event.
If performance of the obligations of the Parties cannot be lawfully resumed within a period of [*****] after the occurrence of a Sanctions Event which is continuing, then such Party may terminate this Agreement at any time without any liability towards the other Party, upon notice to the other Party.
The Buyer undertakes to use each Aircraft exclusively for the purpose of commercial civil aviation and that, unless authorised by all Sanctions and Export Control Laws, it will not directly or indirectly sell, import, export, re-export, lease, sublease or operate the Aircraft: (a) to or in any country which is the subject of commercial, economic or financial restrictions pursuant to any applicable Sanctions and Export Control Laws and/or (b) to any Sanctioned Person.

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.
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12.2B    Sanctions – No Re-Export to Russia
Without prejudice and in addition to Clause 12.2A above, for as long as Article 12g of Council Regulation (EU) No 833/2014 or Article 8g of Council Regulation (EU) 765/2006 remains in full force and effect:
a)    the Buyer shall not sell, export or re-export, directly or indirectly, to Russia or Belarus or for use in Russia or Belarus any goods or technologies supplied under or in connection with this Agreement that fall under the scope of Article 12g of Council Regulation (EU) No 833/2014 or Article 8g of Council Regulation (EU) 765/2006 (as relevant).
b)    any breach of Clause 12.2B(a) above shall constitute a material breach of this Agreement and the Seller shall be entitled to (i) suspend and/or terminate, without any liability, this Agreement with immediate effect and (ii) any remedies at law or otherwise such as any indemnification for Losses arising out of or in connection with such breach.
c)    should the Seller elect to suspend performance of this Agreement, if performance of the obligations of the Seller cannot be lawfully resumed within a period of [*****] after the occurrence the relevant breach which is continuing, then the Seller may terminate this Agreement at any time without any liability towards the Buyer, upon notice to the Buyer.
d)    should the Seller elect to terminate performance of this Agreement, the Seller shall be entitled to terminate any Other Agreement and Clause 11.4.3 shall apply as if such clause referred to this Clause 12.2B.
e)    the Buyer shall set up a mechanism to ensure that any goods or technologies supplied in connection or under this Agreement are not subsequently exported, re-exported, directly or indirectly to Russia or Belarus or for use in Russia or Belarus.
f)    the Buyer shall immediately inform the Seller about any problems in applying this clause and any possible non-compliance with Clauses 12.2B(a) and 12.2B(e).
UNQUOTE

[*****] Confidential material redacted and filed separately with the Securities and Exchange Commission.
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6.    MISCELLANEOUS PROVISIONS
6.1    EFFECT OF THE AMENDMENT
The Agreement will be deemed amended to the extent provided herein and all its provisions, except as specifically amended hereby, will continue in full force and effect in accordance with its original terms. This Amendment N°3 supersedes any previous understandings, commitments, or representations whatsoever, whether oral or written, related to the subject matter of this Amendment N°3 provided that this Amendment N°3 does not modify the Agreement in respect of any “Aircraft” that are subject to a predelivery payment financing facility.
Both Parties agree that this Amendment N°3 will constitute an integral, non-severable part of the Agreement and shall be governed by its provisions, except that if the Agreement have specific provisions that are inconsistent, the specific provisions contained in this Amendment N°3 shall govern.
In the event of any inconsistency between the terms and conditions of the Agreement, its Exhibits and letter agreements and this Amendment N°3, this Amendment N°3 shall prevail to the extent of such inconsistency, whereas the part not concerned by such inconsistency shall remain in full force and effect.
6.2    CONFIDENTIALITY
The provisions of clause 14 of the Purchase Agreement shall apply to this Amendment   N°3 as if set out in full herein mutatis mutandis.
6.3    LAW AND JURISDICTION
Clauses 15.1 and 15.2 of the Purchase Agreement shall apply to this Amendment N°3 as if set out in full herein mutatis mutandis.
6.4    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
The Parties do not intend that any term of this Amendment N°3 shall be enforceable solely by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a Party to this Amendment N°3.
6.5    SEVERABILITY
In the event that any provision of this Amendment N°3 should for any reason be held ineffective, the remainder of this Amendment N°3 shall remain in full force and effect. To the extent permitted by applicable law, each Party hereto waives any provision of law, which renders any provision of this Amendment N°3 prohibited or unenforceable in any respect.

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6.6    COUNTERPARTS
This Amendment N°3 may be executed by the Parties in separate counterparts, each of which when so signed and delivered will be an original, but all such counterparts will together constitute one and the same instrument. Delivery of an executed counterpart of this Amendment N°3 or any other document by email will be deemed as effective as delivery of an originally executed version. Any Party delivering an executed version of this Amendment N°3 or other related document by email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Amendment N°3 or such document. The Parties hereto acknowledge and agree that this Amendment N°3 may be executed electronically by all Parties hereto through digital signatures certified by the Brazilian IT Authority (ICP-Brasil) and that such digital signatures shall be as legal and binding as manually executed, wet ink original signatures of the respective Parties.
6.7    ASSIGNMENT
Notwithstanding any other provision of this Amendment N°3, this Amendment N°3 and the rights and obligations of the Buyer hereunder will not be assigned or transferred in any manner without the prior written consent of the Seller, and any attempted assignment or transfer in contravention of the provisions of this paragraph will be void and of no force or effect.
Clauses 13 (Notices) and 16.5 (Waiver) of the Purchase Agreement shall be incorporated by reference into this Amendment N°3 as if the same were set out in full herein mutatis mutandis.

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IN WITNESS WHEREOF this Amendment N°3 was entered into the day and year first above written.

Agreed and accepted		Agreed and accepted

For and on behalf of		For and on behalf of

AZUL FINANCE LLC		AIRBUS S.A.S.

By:	/s/JOHN PETER RODGERSON	By:	/s/PAUL MEIJERS
	Name:		Name:	Paul Meijers
	Its:		Its:	EVP, Commercial Transactions
In the presence of the following two (2) witnesses:

Witness		Witness

By:	/s/ANDRE PREBIANCHI	By:	/s/ELENA PORTELLO
	Name:		Name:	Elena Portello
	ID:		ID:	Executive Assistant, EVP Commercial Transactions

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